Exhibit 99.5

 Q4 2020 Financial Results Conference CallDecember 9, 2020  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.  12/8/2020  2

 Please Join Us  Photronics’ 2020 Investor and Analyst Day (Virtual)December 14, 202010:00 AM ETDetails available on “Investors” section of our website: www.photronics.com   12/8/2020  3

2020 Summary

- Revenue was $609.7M; up 11%
  - 3rd consecutive year of record revenue
  - FPD revenue was record $191.3M, up 32%
  - Revenue of product shipped to China was a record, improving 40%
- Operating income improved 23%
- Generated $143M in cash from operating activities, invested $71M in capex, and returned $34M in cash to shareholders
- China facilities contributed $79M in revenue with operating loss of $2M; Hefei was profitable for the year
- 2021 expectations
  - Revenue up high single-digit percent
  - Operating income Y/Y growth similar to 2020

PHOTRONICS, INC.
12/9/2020
4

Q4 2020 Summary

- Revenue was $149.3M, down 5% Q/Q and 4% Y/Y
  - Demand lower across IC and FPD
  - Revenue to China was flat Q/Q, down 2% Y/Y; IC achieved record China revenue; FPD was down on Huawei-related disruptions
- Net income attributable to Photronics, Inc. shareholders of $6.5M ($0.10/share)
- Cash balance grew to $279M
  - $65M generated from operating activity
  - $34M invested in capex
  - $18M returned to investors through share repurchases
- China facilities contributed $21M in revenue and $1M in operating profit
- Next phase of FPD capacity investment on track for tool delivery in 2021

Strategic investments driving long-term, profitable growth

PHOTRONICS, INC.
12/9/2020
5

Income Statement Summary  $M (except EPS)  Q420  Q320  Q/Q  Q419  Y/Y  Revenue  $ 149.3  $ 157.9  (5%)  $ 156.3  (4%)  Gross Profit  $ 31.9  $ 37.7  (16%)  $ 38.2  (16%)  Gross Margin  21.4%  23.9%  (250 bps)  24.4%  (300 bps)  Operating Income  $ 15.0  $ 19.9  (25%)  $ 21.5  (30%)  Operating Margin  10.0%  12.6%  (260 bps)  13.7%  (370 bps)  Other income (expense)  ($ 2.9)  ($ 2.1)  ($ 0.8)  ($ 6.1)  $ 3.2  Income tax provision  $ 3.5  $ 4.9  ($ 1.5)  $ 2.3  $ 1.1  Minority interest  $ 2.1  $ 2.1  -  $ 3.3  ($ 1.2)  Net Income*  $ 6.5  $ 10.8  (40%)  $ 9.7  (33%)  Diluted EPS*  $ 0.10  $ 0.17  ($ 0.07)  $ 0.15  ($ 0.05)  Days in quarter  90  91  (1)  91  (1)  Gross and operating margin down on lower revenue (operating leverage)China operations contributed $1M to operating incomeOther income / (expense) primarily due to FX gain / (loss)Minority interest includes IC JVs in Taiwan and China  12/8/2020  6  *Net income attributable to Photronics, Inc. shareholders

 $M  Q420  Q320  Q/Q  Q419  Y/Y  High-End*  $ 38.2  $ 38.7  (1%)  $ 45.0  (15%)  Mainstream  $ 67.8  $ 70.0  (3%)  $ 67.6  -  Total  $ 105.9  $ 108.7  (3%)  $ 112.5  (6%)  IC Photomask Revenue  12/8/2020  7  Improvement at some logic foundries in US and Asia; memory demand softRecord China revenue in Q420Up 14% Q/Q and 6% Y/YRepresents 25% of Q420 IC revenueOutlookSome sectors benefiting from remote work and educationTrade uncertainty remains post US electionPotential headwinds if governments escalate shelter-in-place mandates  *28nm and smaller  Total may differ due to rounding

 FPD Photomask Revenue  12/8/2020  8  High-end down Q/Q on lower AMOLED (Huawei) and G10.5+Strong LCD market causes panel makers to run current product, limiting new design activityChina revenue Down 12% Q/Q and 10% Y/YRepresents 56% of Q420 FPD revenueOutlookDynamic market environmentRecovery underway as supply chain adjusts to Huawei restrictions  *≥G10.5, AMOLED and LTPS  $M  Q420  Q320  Q/Q  Q419  Y/Y  High-End*  $ 31.3  $ 36.7  (15%)  $ 25.4  23%  Mainstream  $ 12.1  $ 12.6  (4%)  $ 18.3  (34%)  Total  $ 43.4  $ 49.2  (12%)  $ 43.7  (1%)  Total may differ due to rounding

 Select Financial Data  $M  Q420  Q320  Q419  Cash  $ 279  $ 261  $ 207  Debt  $ 69  $ 53  $ 53  Net Cash*  $ 210  $ 208  $ 154  Operating Cash Flow  $ 65  $ 17  $ 45  Capital Expenditures  $ 34  $ 7  $ 18  Government Incentives for Capital Equipment  -  -  $ 9  Share repurchase  $ 18  -  $ 11  Debt is mostly local China borrowing to finance fixed assets, working capital and VAT2020 capex was $71M; expect 2021 capex to be ~$100MBalance sheet able to fund investments, share repurchases, and strategic M&A opportunities  12/8/2020  9  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Q121 Guidance   Revenue ($M)  $145 - $155  Operating Margin  8% - 12%  Taxes ($M)  $4 - $5  EPS  $0.07 - $0.14  Diluted Shares (M)  ~64.5  Positive industry demand trends due to remote work and learning offset by typical seasonalityOutlook clouded by geopolitical uncertaintyCoronavirus reactionUS/China trade policiesWe remain focused on expanding margins and improving cash flows  12/8/2020  10

 For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  12/8/2020  13      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  12/8/2020  14      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  12/8/2020  15      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding